Exhibit 99.1

Janus Henderson Group plc Reports Second Quarter 2020 Diluted EPS of US$0.55,

or US$0.67 on an Adjusted Basis

●	Solid long-term investment performance, with 62% and 68% of assets under management (‘AUM’) outperforming relevant benchmarks on a three- and five-year basis, respectively, as at 30 June 2020
●	AUM of US$336.7 billion was up 14% compared to the prior quarter, reflecting an improvement in global markets partially offset by net outflows of US$(8.2) billion
●	Completed US$22 million of share buybacks during the second quarter
●	Board declared quarterly dividend of US$0.36 per share

LONDON — 29 July 2020 — Janus Henderson Group plc (NYSE/ASX: JHG; ‘JHG’, ‘the Group’) published its second quarter 2020 results for the period ended 30 June 2020.

Second quarter 2020 operating income was US$106.7 million compared to US$(332.4) million in the first quarter 2020 and US$118.5 million in the second quarter 2019. Adjusted operating income, adjusted for one-time, acquisition and transaction related costs, of US$138.4 million compared to US$164.5 million in the first quarter 2020 and US$152.0 million in the second quarter 2019.

Second quarter 2020 diluted earnings per share was US$0.55 compared to US$(1.35) in the first quarter 2020 and US$0.56 in the second quarter 2019. Adjusted diluted earnings per share of US$0.67 increased 12% compared to US$0.60 in the first quarter 2020 and increased 10% versus US$0.61 in the second quarter 2019.

Dick Weil, Chief Executive Officer of Janus Henderson Group plc, stated:

“In the face of the extraordinary challenges resulting from the global COVID-19 pandemic, we have delivered strong financial performance in the second quarter, and our long-term investment performance remains solid.

“Net flows into our Intermediary channel rebounded strongly during the quarter with US$900 million of positive net flows, a 3% annualised organic growth rate; however, the strong progress in this business was offset by outflows across our Institutional channel. Despite these Institutional outflows, we continue to have a strong global pipeline across a diverse set of clients and strategies, and we remain confident in our ability to convert those opportunities into net flows in the quarters to come.

“Looking forward, we are convinced we are on the right path to organic growth and increasing profitability with our strategy of Simple Excellence, and we continue to have a strong focus on costs balanced against appropriate investments to achieve these goals. By continuing to execute on these efforts, we are confident we will be able to deliver for our clients, our owners and our employees, as well as continuing to make positive contributions to the communities in which we operate.”

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RESULTS FOR ANNOUNCEMENT TO THE MARKET

These results for announcement to the market include the interim information required to be provided to the Australian Securities Exchange (ASX) under Listing Rule 4.2A and Appendix 4D.

SUMMARY OF FINANCIAL RESULTS (unaudited) (in US$ millions, except per share data or as noted)

The Group presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (‘US GAAP’ or ‘GAAP’). However, JHG management evaluates the profitability of the Group and its ongoing operations using additional non-GAAP financial measures. Management uses these performance measures to evaluate the business, and adjusted values are consistent with internal management reporting. See ‘Reconciliation of non-GAAP financial information’ below for additional information.

	Six months ended
	30 Jun	30 Jun
	2020	2019	% change
GAAP basis:
Revenue	1,072.9	1,055.2	2%
Operating expenses	1,298.6	812.2	60%
Operating income	(225.7)	243.0	(193)%
Operating margin	(21.0)%	23.0%	(44.0)	ppt
Net income attributable to JHG	(144.1)	203.5	(171)%
Diluted earnings per share	(0.79)	1.03	(177)%

Adjusted basis:
Revenue	856.0	851.8	0%
Operating expenses	553.1	556.4	(1)%
Operating income	302.9	295.4	3%
Operating margin	35.4%	34.7%	0.7	ppt
Net income attributable to JHG	239.3	229.7	4%
Diluted earnings per share	1.28	1.17	10%

	Three months ended
	30 Jun	31 Mar	30 Jun
	2020	2020	2019
GAAP basis:
Revenue	518.0	554.9	535.9
Operating expenses	411.3	887.3	417.4
Operating income (loss)	106.7	(332.4)	118.5
Operating margin	20.6%	(59.9)%	22.1%
Net income (loss) attributable to JHG	102.9	(247.0)	109.4
Diluted earnings (loss) per share	0.55	(1.35)	0.56

Adjusted basis:
Revenue	413.3	442.7	434.4
Operating expenses	274.9	278.2	282.4
Operating income	138.4	164.5	152.0
Operating margin	33.5%	37.2%	35.0%
Net income attributable to JHG	126.6	112.7	119.7
Diluted earnings per share	0.67	0.60	0.61

First half 2020 adjusted revenue of US$856.0 million increased slightly from the first half 2019 result of US$851.8 million, as lower management fees in the first half 2020 were offset by higher performance and shareowner servicing fees. First half 2020 adjusted operating income of US$302.9 million improved from US$295.4 million in the first half 2019, primarily due to the factors impacting adjusted revenue.

Second quarter 2020 adjusted revenue of US$413.3 million decreased from the first quarter 2020 result of US$442.7 million due to lower average AUM, partially offset by higher performance fees and net management fee

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margin. Second quarter 2020 adjusted net income attributable to JHG of US$126.6 million increased from US$112.7 million in the first quarter 2020, primarily due to an improvement in investment gains (losses), net from the second quarter 2019, driven by fair value adjustments in relation to seeded investment products and derivative instruments.

DIVIDEND AND SHARE BUYBACK

On 28 July 2020, the Board declared a second quarter dividend in respect of the three months ended 30 June 2020 of US$0.36 per share. Shareholders on the register on the record date of 10 August 2020 will be paid the dividend on 26 August 2020. Janus Henderson does not offer a dividend reinvestment plan.

As part of the US$200 million on-market buyback programme approved by the Board in February 2020, JHG purchased approximately 1.1 million of its ordinary shares on the NYSE and its CHESS Depositary Interests (CDIs) on the ASX in the second quarter, for a total outlay of US$22.0 million.

Net tangible assets per share

US$	30 Jun 2020	30 Jun 2019
Net tangible assets / (liabilities) per ordinary share	2.61	1.32

Net tangible assets are defined by the ASX as being total assets less intangible assets less total liabilities ranking ahead of, or equally with, claims of ordinary shares.

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AUM AND FLOWS (in US$ billions)

FX reflects movement in AUM resulting from changes in foreign currency rates as non-US$ denominated AUM is translated into US$. Redemptions include impact of client switches.

Total Group comparative AUM and flows

	Three months ended
	30 Jun	31 Mar	30 Jun
	2020	2020	2019
Opening AUM	294.4	374.8	357.3
Sales	17.9	21.4	15.6
Redemptions	(26.1)	(33.6)	(25.4)
Net sales / (redemptions)	(8.2)	(12.2)	(9.8)
Market / FX	50.5	(64.0)	12.3
Acquisitions / (disposals)	—	(4.2)	—
Closing AUM	336.7	294.4	359.8

Quarterly AUM and flows by capability

		Fixed	Quantitative
	Equities	Income	Equities	Multi-Asset	Alternatives	Total
AUM 30 Jun 2019	191.3	73.5	47.6	35.1	12.3	359.8
Sales	6.0	6.1	0.3	2.4	0.5	15.3
Redemptions	(8.0)	(4.7)	(2.7)	(2.0)	(1.4)	(18.8)
Net sales / (redemptions)	(2.0)	1.4	(2.4)	0.4	(0.9)	(3.5)
Market / FX	(1.1)	0.1	0.4	0.8	(0.4)	(0.2)
AUM 30 Sep 2019	188.2	75.0	45.6	36.3	11.0	356.1
Sales	9.4	5.6	0.3	2.7	0.7	18.7
Redemptions	(10.7)	(8.4)	(3.6)	(1.3)	(1.4)	(25.4)
Net sales / (redemptions)	(1.3)	(2.8)	(3.3)	1.4	(0.7)	(6.7)
Market / FX	17.1	2.6	2.9	2.1	0.7	25.4
AUM 31 Dec 2019	204.0	74.8	45.2	39.8	11.0	374.8
Sales	8.8	8.0	0.4	3.5	0.7	21.4
Redemptions	(15.7)	(11.4)	(2.4)	(2.5)	(1.6)	(33.6)
Net sales / (redemptions)	(6.9)	(3.4)	(2.0)	1.0	(0.9)	(12.2)
Market / FX	(43.2)	(6.1)	(8.6)	(5.3)	(0.8)	(64.0)
Acquisitions / (disposals)	(4.0)	—	—	(0.2)	—	(4.2)
AUM 31 Mar 2020	149.9	65.3	34.6	35.3	9.3	294.4
Sales	7.9	6.3	0.4	2.5	0.8	17.9
Redemptions	(12.1)	(7.0)	(4.3)	(1.8)	(0.9)	(26.1)
Net sales / (redemptions)	(4.2)	(0.7)	(3.9)	0.7	(0.1)	(8.2)
Market / FX	33.5	5.6	6.8	4.3	0.3	50.5
Reclassification[1]	(0.1)	—	—	—	0.1	—
AUM 30 Jun 2020	179.1	70.2	37.5	40.3	9.6	336.7

1Reflects reclassification of an existing fund from Equities to Alternatives.

Average AUM

	Three months ended
	30 Jun	31 Mar	30 Jun
	2020	2020	2019
Equities	168.7	189.3	190.5
Fixed Income	68.7	71.6	72.0
Quantitative Equities	38.0	42.0	48.4
Multi-Asset	38.3	39.4	34.2
Alternatives	9.3	10.4	12.6
Total	323.0	352.7	357.7

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INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (at 30 June 2020)

Capability	1 year	3 years	5 years
Equities	52%	54%	64%
Fixed Income	83%	87%	96%
Quantitative Equities	23%	22%	9%
Multi-Asset	93%	91%	94%
Alternatives	96%	96%	99%
Total	60%	62%	68%

Outperformance is measured based on composite performance gross of fees vs primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees vs zero for absolute return strategies, (2) fund net of fees vs primary index or (3) fund net of fees vs Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

Cash management vehicles, ETFs, Managed CDOs, Private Equity funds and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Excluded assets represent 5% of AUM as at 30 June 2020. Capabilities defined by Janus Henderson.

% of mutual fund AUM in top 2 Morningstar quartiles (at 30 June 2020)

Capability	1 year	3 years	5 years
Equities	59%	56%	76%
Fixed Income	77%	86%	74%
Quantitative Equities	3%	60%	8%
Multi-Asset	90%	92%	92%
Alternatives	98%	100%	96%
Total	67%	67%	78%

Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (US Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs and Australian Managed Investment Schemes. The top two Morningstar quartiles represent funds in the top half of their category based on total return. On an asset-weighted basis, 74%, 82%, 82%, 86% and 86% of total mutual fund AUM were in the top 2 Morningstar quartiles for the 10-year periods ended 30 June 2019, 30 September 2019, 31 December 2019, 31 March 2020 and 30 June 2020, respectively. For the one-, three-, five- and 10-year periods ending 30 June 2020, 59%, 61%, 62% and 65% of the 200, 192, 183 and 146 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on ‘primary’ share class (Class I Shares, Institutional Shares or share class with longest history for US Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class. Rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the ranking. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by Janus Henderson. © 2020 Morningstar, Inc. All Rights Reserved.

THIRD QUARTER 2020 RESULTS

Janus Henderson intends to publish its third quarter 2020 results on 29 October 2020.

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SECOND QUARTER 2020 RESULTS BRIEFING INFORMATION

Chief Executive Officer Dick Weil and Chief Financial Officer Roger Thompson will present these results on 29 July 2020 on a conference call and webcast to be held at 8am EDT, 1pm BST, 10pm AEST.

Those wishing to participate should call:

United Kingdom	0800 358 6377 (toll free)
US & Canada	800 239 9838 (toll free)
Australia	1 800 573 793 (toll free)
All other countries	+1 323 794 2551 (this is not a toll free number)
Conference ID	3404786

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (ir.janushenderson.com).

About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, quantitative equities, multi-asset and alternative asset class strategies.

At 30 June 2020, Janus Henderson had approximately US$337 billion in assets under management, more than 2,000 employees, and offices in 27 cities worldwide. Headquartered in London, the company is listed on the New York Stock Exchange (NYSE) and the Australian Securities Exchange (ASX).

Investor enquiries:	Media enquiries:
Jim Kurtz	Stephen Sobey
US Investor Relations Manager +1 303 336 4529	Head of Media Relations +44 (0) 20 7818 2523
jim.kurtz@janushenderson.com	stephen.sobey@janushenderson.com

Melanie Horton	United Kingdom: FTI Consulting
Non-US Investor Relations Manager	Tom Blackwell
+44 (0) 20 7818 2905	+44 (0) 20 3727 1051
melanie.horton@janushenderson.com	tom.blackwell@FTIConsulting.com

Or	Asia Pacific: Honner
Craig Morris
Investor Relations	+61 2 8248 3757
investor.relations@janushenderson.com	craig@honner.com.au

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FINANCIAL DISCLOSURES

Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended
	30 Jun	31 Mar	30 Jun
(in US$ millions, except per share data or as noted)	2020	2020	2019
Revenue:
Management fees	407.7	439.6	446.4
Performance fees	17.2	14.6	3.5
Shareowner servicing fees	47.3	50.3	38.3
Other revenue	45.8	50.4	47.7
Total revenue	518.0	554.9	535.9

Operating expenses:
Employee compensation and benefits	145.8	155.6	146.5
Long-term incentive plans	49.1	33.6	49.2
Distribution expenses	104.7	112.2	101.5
Investment administration	12.6	11.7	11.1
Marketing	3.7	6.7	8.1
General, administrative and occupancy	58.0	65.2	67.7
Impairment of goodwill and intangible assets	26.4	487.3	18.0
Depreciation and amortisation	11.0	15.0	15.3
Total operating expenses	411.3	887.3	417.4

Operating income (loss)	106.7	(332.4)	118.5

Interest expense	(3.2)	(3.3)	(4.2)
Investment gains (losses), net	50.3	(50.5)	4.8
Other non-operating income, net	8.6	32.2	28.5
Income (loss) before taxes	162.4	(354.0)	147.6
Income tax benefit (provision)	(30.1)	68.8	(35.3)
Net income (loss)	132.3	(285.2)	112.3
Net loss (income) attributable to noncontrolling interests	(29.4)	38.2	(2.9)
Net income (loss) attributable to JHG	102.9	(247.0)	109.4
Less: allocation of earnings to participating stock-based awards	(3.0)	—	(3.2)
Net income (loss) attributable to JHG common shareholders	99.9	(247.0)	106.2

Basic weighted-average shares outstanding (in millions)	181.8	182.4	190.2
Diluted weighted-average shares outstanding (in millions)	182.1	182.4	190.7

Diluted earnings (loss) per share (in US$)	0.55	(1.35)	0.56

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Reconciliation of non-GAAP financial information

In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components, as defined by the SEC. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may be different from non-GAAP financial measures used by other companies. We have provided a reconciliation of our non-GAAP components to the most directly comparable GAAP components. The following are reconciliations of US GAAP revenue, operating expenses, operating income (loss), net income (loss) attributable to JHG and diluted earnings (loss) per share to adjusted revenue, adjusted operating expenses, adjusted operating income, adjusted net income attributable to JHG and adjusted diluted earnings per share.

	Three months ended
	30 Jun	31 Mar	30 Jun
(in US$ millions, except per share data or as noted)	2020	2020	2019
Reconciliation of revenue to adjusted revenue
Revenue	518.0	554.9	535.9
Management fees[1]	(40.2)	(44.1)	(46.4)
Shareowner servicing fees[1]	(39.0)	(41.1)	(29.1)
Other revenue[1]	(25.5)	(27.0)	(26.0)
Adjusted revenue	413.3	442.7	434.4

Reconciliation of operating expenses to adjusted operating expenses
Operating expenses	411.3	887.3	417.4
Employee compensation and benefits[2]	(0.5)	(1.4)	(3.1)
Long-term incentive plans[2]	0.2	0.1	0.2
Distribution expenses[1]	(104.7)	(112.2)	(101.5)
General, administration and occupancy[2]	(2.8)	(1.9)	(5.3)
Impairment of goodwill and intangible assets[3]	(26.4)	(487.3)	(18.0)
Depreciation and amortisation[3]	(2.2)	(6.4)	(7.3)
Adjusted operating expenses	274.9	278.2	282.4

Adjusted operating income	138.4	164.5	152.0

Operating margin	20.6%	(59.9)%	22.1%
Adjusted operating margin	33.5%	37.2%	35.0%

Reconciliation of net income (loss) attributable to JHG to adjusted net income attributable to JHG
Net income (loss) attributable to JHG	102.9	(247.0)	109.4
Employee compensation and benefits[2]	0.5	1.4	3.1
Long-term incentive plans[2]	(0.2)	(0.1)	(0.2)
General, administration and occupancy[2]	2.8	1.9	5.3
Impairment of goodwill and intangible assets[3]	26.4	487.3	18.0
Depreciation and amortisation[3]	2.2	6.4	7.3
Interest expense[4]	—	0.1	1.0
Investment gains (losses), net	—	—	1.0
Other non-operating income (expenses), net[4]	(0.6)	(25.9)	(22.6)
Income tax benefit (provision)[5]	(7.4)	(111.4)	(2.6)
Adjusted net income attributable to JHG	126.6	112.7	119.7
Less: allocation of earnings to participating stock-based awards	(3.7)	(3.2)	(3.5)
Adjusted net income attributable to JHG common shareholders	122.9	109.5	116.2

Weighted-average diluted common shares outstanding – diluted (two class) (in millions)	182.1	182.4	190.7
Diluted earnings (loss) per share (two class) (in US$)	0.55	(1.35)	0.56
Adjusted diluted earnings per share (two class) (in US$)	0.67	0.60	0.61

1	JHG contracts with third-party intermediaries to distribute and service certain of its investment products. Fees for distribution and servicing related activities are either provided for separately in an investment product’s prospectus or are part of the management fee. Under both arrangements, the fees are collected by JHG and passed through to third-party intermediaries who are responsible for performing the applicable services. The majority of distribution and servicing fees collected by JHG are passed through to third-party intermediaries. JHG

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management believes that the deduction of distribution and service fees from revenue in the computation of adjusted revenue reflects the pass-through nature of these revenues. In certain arrangements, JHG performs the distribution and servicing activities and retains the applicable fees. Revenues for distribution and servicing activities performed by JHG are not deducted from GAAP revenue.
2	Adjustments primarily represent integration costs in relation to the Merger, including severance costs, legal costs and consulting fees. JHG management believes these costs are not representative of the ongoing operations of the Group.
3	Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognised at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortised on a straight-line basis over the expected life of the contracts. Adjustments also include impairment charges of our goodwill and certain mutual fund investment management agreements and client relationships. JHG management believes these non-cash and acquisition-related costs are not representative of the ongoing operations of the Group.
4	Adjustments for the three months ended 31 March 2020 primarily relate to the gain recognised on the disposal of Geneva during the quarter. Other adjustments include contingent consideration adjustments associated with prior acquisitions and increased debt expense as a consequence of the fair value uplift on debt due to acquisition accounting. JHG management believes these costs are not representative of the ongoing operations of the Group.
5	The tax impact of the adjustments is calculated based on the applicable US or foreign statutory tax rate as it relates to each adjustment. Certain adjustments are either not taxable or not tax-deductible.

Condensed consolidated balance sheets (unaudited)

	30 Jun	31 Dec
(in US$ millions)	2020	2019
Assets:
Cash and cash equivalents	836.6	733.9
Investment securities	219.1	253.5
Property, equipment and software, net	82.5	84.7
Intangible assets and goodwill, net	3,949.0	4,592.9
Assets of consolidated variable interest entities	712.4	1,010.9
Other assets	925.6	945.8
Total assets	6,725.2	7,621.7

Liabilities, redeemable noncontrolling interests and equity:
Long-term debt	314.8	316.2
Deferred tax liabilities, net	600.5	729.1
Liabilities of consolidated variable interest entities	81.0	57.1
Other liabilities	831.3	935.2
Redeemable noncontrolling interests	468.7	677.9
Total equity	4,428.9	4,906.2
Total liabilities, redeemable noncontrolling interests and equity	6,725.2	7,621.7

Condensed consolidated statements of cash flows (unaudited)

	Three months ended
	30 Jun	31 Mar	30 Jun
(in US$ millions)	2020	2020	2019
Cash provided by (used for):
Operating activities	204.6	37.9	117.7
Investing activities	(166.8)	41.8	(39.8)
Financing activities	37.4	(46.0)	(77.2)
Effect of exchange rate changes	3.0	(28.0)	(9.6)
Net change during period	78.2	5.7	(8.9)

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STATUTORY DISCLOSURES

Associates and joint ventures

At 30 June 2020, the Group holds interests in the following associates and joint ventures managed through shareholder agreements with third party investors, accounted for under the equity method:

●	LongTail Alpha LLC. Ownership 20%

Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations and cash flows of JHG in accordance with US GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10-Q pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson Group’s Annual Report on Form 10-K for the year ended 31 December 2019, on file with the SEC (Commission file no. 001-38103). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

Corporate governance principles and recommendations

In the opinion of the Directors, the financial records of the Group have been properly maintained, and the Condensed Consolidated Financial Statements comply with the appropriate accounting standards and give a true and fair view of the financial position and performance of the Group. This opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively.

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FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This document includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus Henderson Group’s Annual Report on Form 10-K for the fiscal year ended 31 December  2019 and in other filings or furnishings made by the Company with the Securities and Exchange Commission from time to time (Commission file no. 001-38103), including those that appear under headings such as ‘Risk Factors’ and ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’. Many of these factors are beyond the control of JHG and its management. Any forward-looking statements contained in this document are as at the date on which such statements were made. Janus Henderson Group assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realised.

Annualised, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Mutual funds in the US are distributed by Janus Henderson Distributors.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a US fund prospectus or, if available, a summary prospectus containing this and other information, please contact your investment professional or call 800.668.0434. Read it carefully before you invest or send money.

Janus Henderson, Janus, Henderson, Intech and Knowledge Shared are trademarks of Janus Henderson Group plc or one of its subsidiaries. © Janus Henderson Group plc.

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